Exhibit 21.1

LIST OF SUBSIDIARIES

Name	Jurisdiction of Organization
Hines Global REIT Properties LP	Delaware
Hines Global REIT 17600 Gillette GP LLC	Delaware
Hines Global REIT 17600 Gillette LP	Delaware
Hines-Moorfield UK Venture I S.Á.R.L. (Lux)	Luxembourg
Hines-Moorfield Brindley 3 S.Á.R.L.	Luxembourg
Hines-Moorfield Brindley 4 S.Á.R.L.	Luxembourg
Hines-Moorfield Brindley 5 S.Á.R.L.	Luxembourg
Hines-Moorfield Brindley 6 S.Á.R.L.	Luxembourg
Hines-Moorfield Brindley 9 S.Á.R.L.	Luxembourg
Hines-Moorfield Brindley 100 S.Á.R.L.	Luxembourg
Hines Global REIT Hock Plaza I LLC	Delaware
Hines Global REIT Southpark Center II GP LLC	Delaware
Hines Global REIT Southpark Center II LP	Delaware
Hines Global REIT 50 South Sixth LLC	Delaware
Hines Global REIT International Investment Manager LLC	Delaware
Hines Global REIT European Holdings LLC	Delaware
Hines Global REIT HoldCo S.Á.R.L.	Luxembourg
Sofina Properties Limited	British Virgin Islands
Hines Global REIT Moscow Holdings I LLC	Delaware
Ifmall Finance Ltd.	British Virgin Islands
Finmos Ltd.	Cyprus
Dolorous Ltd.	Cyprus
ZAO FM Logistic (SEVO)	Russia
Hines Global REIT Moscow Holdings II LLC	Delaware
HGR Moscow G11 Holdings, Ltd.	British Virgin Islands
Glumeran Holdings Limited	Cyprus
Fibersoft Limited	Cyprus
Maxrange Limited	Cyprus
OOO Gogolevsky 11	Russia
OOO GTN Global Properties 2	Russia
Hines Global REIT 250 Royall LLC	Delaware
Hines Global REIT Marlborough Campus I LLC	Delaware
Hines Global REIT Marlborough Campus II LLC	Delaware
Hines Global REIT Marlborough Holdings LLC	Delaware
Hines Global REIT Services Holdings, Inc.	Delaware
Hines Global REIT 100/140 Fourth Ave Services, Inc.	Delaware
Hines Global REIT Marlborough Campus Services, Inc.	Delaware
Hines Global REIT 100/140 Fourth Ave LLC	Delaware
Hines Global REIT Ashford Bridge Lender LLC	Delaware
Hines Global REIT One Waterwall Partner LLC	Delaware
Hines One Waterwall Holdings LP	Delaware
Hines One Waterwall GP LLC	Texas
Hines One Waterwall LP	Texas
Hines Global REIT 9320 Excelsior LLC	Delaware
Hines Global REIT Debt Fund Services, Inc.	Delaware

Name	Jurisdiction of Organization
Hines Global REIT Debt Fund Holdings LLC	Delaware
Flagship Capital Partners Fund I LP	Texas
Flagship Capital Partners Fund II LP	Texas
Hines Global REIT Poland Finco LLC	Delaware
Hines Global REIT Poland Logistics Holdings I LLC	Delaware
Piran Investments Sp. z o.o.	Poland
Ipopema 57 Fundusz Inwestycyjny Zamkniety Aktywów Niepublicznych	Poland
Piran Investments Sp. z o.o. Geneva SKA	Poland
Piran Investments Sp. z o.o. Titus SKA	Poland
Piran Investments Sp. z o.o. Trajan SKA	Poland
Piran Investments Sp. z o.o. Hadrian SKA	Poland
Piran Investments Sp. z o.o. Nero SKA	Poland
Piran Investments Sp. z o.o. Vienna SKA	Poland
Prologis Poland XCI Sp. z o.o.	Poland
Hines Global REIT Australia Holdco LLC	Delaware
Hines Global REIT Australia Holdings Trust	Australia
Hines Global REIT Montague Trust	Australia
Hines Global REIT Brookes Trust	Australia
Hines Global REIT 550 Terry Francois LP	Delaware
Hines Global REIT 550 Terry Francois GP LLC	Delaware
Galleria Shopping Center LLC	Minnesota
Hines Global REIT Ann Trust	Australia
Ponce & Bird Miami Development LLC	Delaware
Hines Ponce & Bird Holdings LP	Delaware
Hines Global REIT Ponce & Bird Partner LLC	Delaware
Hines Global REIT Siemensstrase 7 LLC	Delaware
Hines Global REIT Victoria Trust	Australia
Galleria Parking Ramp LLC	Minnesota
GREIT European Holdings II LLC	Delaware
One Westferry Circus S.a.r.l	Luxembourg
Global REIT Westferry HoldCo S.a.r.l	Luxembourg
Hines Global REIT 1 Westferry Holdings LLC	Delaware
Eaglestone sp. z o. o.	Poland